Exhibit 10.3

FORM OF PREEMPTIVE RIGHTS WARRANT AGREEMENT

This Preemptive Rights Warrant Agreement (the “Warrant Agreement”) made as of [    ], 2009, between The New York Times Company, a New York corporation with offices at 620 Eighth Avenue, New York, New York 10018 (the “Corporation”), and Mellon Investor Services LLC (the “Warrant Agent”).

WHEREAS, on January 19, 2009, the Corporation agreed to issue to Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (each an “Investor” and collectively the “Investors”) 15,900,000 detachable warrants to purchase a like number of shares of the Corporation’s Class A Common Stock, par value $0.10 per share (the “Class A Common Stock);

WHEREAS, as a result of the Corporation’s agreement to issue the warrants to the Investors, under clause (VI) of Article Fourth of the Corporation’s Certificate of Incorporation and Section 622 of the New York Business Corporation Law, each holder of the Corporation’s Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”) has a preemptive right to purchase, for each share of the Corporation’s Class B common stock owned as of 5:00 p.m., New York City time, on January 16, 2009, 0.1112 warrants (the “Warrants”), each of such Warrants evidencing the right of the holder thereof to purchase a like number of shares of the Corporation’s Class A Common Stock, for $6.35 per share, subject to adjustment as described herein;

WHEREAS, (i) the Class B Common Stock is principally held by descendants of Adolph S. Ochs, who purchased the Company in 1896, and a family trust holds approximately 89% of the shares of Class B Common Stock and (ii) the family trust and the individual trustees of the family trust holding an aggregate of 745,450 shares of Class B Common Stock have waived their preemptive rights triggered by the agreement to issue the warrants to the Investors;

WHEREAS, the Corporation has filed with the U.S. Securities and Exchange Commission (i) a Registration Statement, No. 333-156477 on Form S-3 (the “Registration Statement”) for the registration, under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of, among other securities, the Warrants and the Class A Common Stock issuable upon exercise of the Warrants and (ii) a prospectus supplement pursuant to Rule 424 under the Securities Act specifically relating to the offer and sale of an aggregate of 8,917 Warrants and 8,917 shares of the Corporation’s Class A Common Stock issuable upon exercise of the Warrants to the holders of an aggregate of 80,184 shares of Class B Common Stock;

WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Corporation desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Corporation, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Corporation and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Corporation, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Appointment of Warrant Agent.  The Corporation hereby appoints the Warrant Agent to act as agent for the Corporation for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2.             Warrants.

2.1           Warrant Certificates.  Each Warrant shall be issued in registered form only, shall be substantially in the form of the Warrant Certificate attached hereto as Exhibit A, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chairman, the President, the Vice Chairman, any Senior Vice President, any Vice President, the Secretary or the Treasurer of the Corporation, and shall bear a facsimile of the Corporation’s seal.  In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2           Effect of Countersignature.  Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3           Registration.

2.3.1        Warrant Register.  The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants.  Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with written instructions delivered to the Warrant Agent by the Corporation.

2.3.2        Registered Holder.  Prior to due presentment for registration of transfer of any Warrant, the Corporation and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Corporation or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the

Corporation nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Corporation nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

3.             Terms and Exercise of Warrants.

3.1           Number of Shares; Exercise Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, or its permitted assigns (the “Warrantholder”), upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, one fully paid and nonassessable share of Class A Common Stock, at a purchase price per share of Class A Common Stock equal to the Exercise Price.  The number of shares of Class A Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Class A Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments

3.2           Term of Warrants.  Subject to Section 3.1, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by a Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after execution and delivery of the Warrant by the Corporation on the date hereof, and when countersigned by the Warrant Agent, but in no event later than 5:00 p.m., New York City time, January 15, 2015 (the “Expiration Time”).

3.3           Exercise of Warrants. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by (i) surrendering it, at the office of the Warrant Agent designated for such purposes, or at the office of its successor as Warrant Agent with the Notice of Exercise, as set forth in the Warrant, duly executed, and (ii) paying in full, in lawful money of the United States, by certified check, cashier’s check or bank draft payable to the order of the Corporation, drawn upon a United States bank, or postal, telegraphic or express money order payable to the order of the Corporation (or as otherwise agreed to by the Corporation), the Exercise Price for each full share of Class A Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Class A Common Stock, and the issuance of the Class A Common Stock.

3.4           Issuance of Certificates.  As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Corporation shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Class A Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been so exercised.  Notwithstanding the foregoing, the Corporation shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant unless (i) a registration statement under the Securities Act with respect to the Class A Common Stock issuable upon exercise is effective, or (ii) in the opinion of counsel to the Corporation, the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside.  Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.  In no event will the Corporation “net cash settle” any Warrant.

3.5           Authorization; Listing.  The Corporation hereby represents and warrants that any Shares issued upon the exercise of the Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which the Warrant and payment of the Exercise Price are delivered to the office of the Warrant Agent, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Corporation will at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of providing for the exercise of the Warrants, the aggregate number of shares of Class A Common Stock issuable upon exercise of the Warrants.  The Corporation will (i) procure, at its sole expense, the listing of the Shares issuable upon exercise of the Warrants, subject to issuance or notice of issuance, on all principal stock exchanges on which the Class A Common Stock is then listed or traded and (ii) maintain such listings of such Shares at all times after issuance.  The Corporation will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.  Before taking any action which would cause an adjustment pursuant to Section 4 to reduce the Exercise Price below the then par value of the Class A Common Stock, the Corporation shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at the Exercise Price as so adjusted.

3.6           No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of Warrants.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market

Price of the Class A Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

3.7           Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of each Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

3.8           Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon  receipt by the Corporation and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of security or indemnity satisfactory to the Corporation or the Warrant Agent and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of written notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall prepare, execute and deliver a new Warrant Certificate of like tenor and dated as of such cancellation to the Warrant Agent and the Warrant Agent shall countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, the new Warrant Certificate to the registered holder in lieu of the Warrant Certificate so lost, stolen, mutilated or destroyed.  No service charge shall be made for any replacement of Warrant Certificates, but the Corporation may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange. To the extent permitted under applicable law, the provisions of this Section 3.8 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude any and all other rights or remedies.

3.9           Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and, thereupon, the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.

3.10         Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for the purpose of transfer, exchange or exercise of the Warrants evidenced thereby shall, if surrendered to the Corporation, be delivered to the Warrant Agent for cancellation or in cancelled form, or, if surrendered to the Warrant Agent, will be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Warrant Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof.  Any Warrant Certificate surrendered to the Corporation for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly delivered to the Warrant Agent and such transfer, exchange or exercise shall not be effective until such Warrant Certificate has been received by the Warrant Agent.  The Corporation will deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent will so cancel and retire, any other Warrant Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof.  The Warrant Agent will destroy the cancelled and retired Warrant Certificates and notify the Corporation of the destruction of such Warrant Certificates.

4.             Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 4 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication:

4.1           Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Corporation shall (i) declare and pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or reclassify the outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Class A Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Class A Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Class A Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of the Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

4.2           Certain Issuances of Common Stock or Convertible Securities.  If the Corporation shall issue shares of Class A Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock (collectively, “convertible securities”)) (other than in Permitted Transactions or a transaction to which Section 4.1 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A)          the number of Shares issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Corporation outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or converted) and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B)           the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Class A Common Stock issuable upon exercise of each Warrant prior to such date and the denominator of which shall be the number of shares of Class A Common Stock issuable upon exercise of each Warrant immediately after the adjustment described in clause (A) above.

For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of a Warrant shall be made pursuant to this Section 4.2.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; consideration other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable) shall be deemed to be the Fair Market Value thereof.

Notwithstanding anything to the contrary contained herein, upon the grant of any Dilutive Equity Grants (as defined below), the number of Shares issuable upon the exercise of the Warrants and the Exercise Price shall be adjusted pursuant to this Section 4.2 as though the Corporation had, on the date of grant of such Dilutive Equity Grants, issued shares of Class A Common Stock equal in number to the number of Share Equivalents (as defined below) represented by such Dilutive Equity Grants for no consideration.  No further adjustments to the number of Shares issuable upon exercise of the Warrants on the Exercise Price shall be made in respect of the grant, vesting or exercise of such Dilutive Equity Grants.

“Permitted Transactions” shall include issuances (i) in connection with matching grants of Class A Common Stock pursuant to The New York Times Companies Supplemental Retirement and Investment Plan or any successor plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), (ii) in connection with the Corporation’s Employee Stock Purchase Plan (or any successor plan that qualifies as an “employee stock purchase plan” under Section 423 of the Code), (iii) in connection with stock options and restricted stock units granted prior January 21, 2009, the date on which warrants were issued to the Investors, and exercised or settled in accordance with their terms as in effect on January 21, 2009, (iv) in connection with stock options, restricted stock units or shares of Class A Common Stock issued after January 21, 2009, pursuant to employee, director or independent contractor/consulting plans, agreements or arrangements and other compensation related arrangements approved by the Board of Directors or the compensation committee thereof, or by the Corporation’s management acting under authority delegated by the Board of Directors or the compensation committee, up to the Permitted Grant Amount, as defined below (with stock options, restricted stock units, shares of Class A Common Stock and other employee equity or equity-based awards that are settled in shares of Class A Common Stock (other than those described in (i) and (ii) above) so granted in excess of the Permitted Grant Amount being referred to as “Dilutive Equity Grants”)), (v) in connection with the issuance of the warrants to the Investors and any adjustments to the exercise price or shares issuable upon exercise of such warrants pursuant to terms therefor, (vi) in connection with registered open market sales of Class A Common Stock at prevailing market prices, (vii) upon the exercise or conversion of convertible securities for which an adjustment pursuance to this Section 4.2 had previously been made or had not been required to be made, and (viii) upon conversion of shares of the Corporation’s Class B Common Stock into shares of Class A Common Stock without the payment of any consideration therefor. “Permitted Grant Amount” shall mean 2,000,000 Share Equivalents per year commencing January 21, 2009 and accruing annually with unused amounts carried forward.  For the purpose hereof, each stock option constitutes one-third of a “Share Equivalent” and each restricted stock unit, grant of Class A Common Stock and other employee equity or equity-based compensation settled in shares of the Class A Common Stock (other than those described pursuant to (i) and (ii) above) constitutes one “Share Equivalent.”

Any adjustment made pursuant to this Section 4.2 shall become effective immediately upon the date of such issuance.

4.3           Other Distributions.  In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Class A Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Class A Common Stock and other dividends or distributions referred to in Section 4.1), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (i) the Market Price of the Class A Common Stock on the last trading day preceding the first date on which the Class A Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (ii) such Market Price on such date specified in clause (i); such adjustment shall be made successively whenever such a record date is fixed.  In such event, the number of Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the case of an adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, both the Per Share Fair Market Value and the Market Price specified in clause (i) would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.  In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of each Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of the Warrant if such record date had not been fixed.

4.4           Certain Repurchases of Class A Common Stock.  In case the Corporation effects a Pro Rata Repurchase of Class A Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Class A Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Class A Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Class A Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Class A Common Stock so repurchased and (2) the Market Price per share of Class A Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the number of shares of Class A Common Stock issuable upon the exercise of each Warrant shall be adjusted to the number obtained by dividing (A) the product of (I) the number of Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.

4.5           Business Combinations.  In case of any Business Combination or reclassification of Class A Common Stock (other than a reclassification of Class A Common Stock referred to in Section 4.1), the Warrantholder’s right to receive Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of a Warrant.

4.6           Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 4 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which each Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Class A Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Class A Common Stock, or more.

4.7           Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of each Warrant exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Class A Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

4.8           Other Events. For so long as the Warrantholder holds a Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  Without limiting the foregoing, in connection with and as a condition to any transaction, including any distribution, in respect of, the Class B Common Stock or any other class of Common Stock in existence from time to time that would give rise to an adjustment pursuant to this Section 4 if such transaction were in respect of the Class A Common Stock (other than a transaction in which the Class A Common Stock participates on a pro rata basis), the Board of Directors shall make such adjustments to the Exercise Price and the number of shares into which the Warrants are exercisable as are fair and equitable in its good faith opinion to protect the purchase rights of the Warrants as if such transaction was solely in respect of the Class A Common Stock.  The Exercise Price and the number of Shares into which the Warrants are exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Corporation.

4.9           Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which each Warrant is exercisable shall be adjusted as provided in Section 4, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which each Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrant Agent and each Warrantholder at the address appearing in the Corporation’s records.

4.10         Notice of Adjustment Event.  In the event that the Corporation shall propose to take any action of the type described in this Section 4 (but only if the action of the type described in this Section 4 would result in an adjustment in the Exercise Price or the number of Shares into which each Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Corporation shall give written notice to the Warrant Agent and Warrantholder, in the manner set forth in Section 4.7, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action, except if it is impracticable to provide such 15 days’ prior notice, then the Corporation shall provide such notice as soon as it is reasonably able prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

4.11         Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Corporation shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Class A Common Stock that the Warrantholder is entitled to receive upon exercise of each Warrant pursuant to this Section 4.

4.12         Adjustment Rules.  Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Class A Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Class A Common Stock and then, upon the Corporation’s satisfaction of its obligations under Section 4, to such lower par value as may then be established.

4.13         No Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

5.             Transfer/Assignment.

5.1           Registration of Transfer.  The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock

Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or registered holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.  The Warrants so cancelled shall be delivered by the Warrant Agent to the Corporation from time to time upon written request.

5.2           Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a Warrant.

5.3           Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.4           Warrant Execution and Countersignature.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Corporation, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Corporation for such purpose.

6.             Other Provisions Relating to Rights of Holders of Warrants.

6.1           No Rights as Stockholders; Transfer Books.  A Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof.  The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6.2           Registration of Class A Common Stock.  The Corporation agrees that prior to the issuance of the Warrants, it shall file, if necessary, with the SEC a new registration statement, for the registration, under the Securities Act, of, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Corporation, the Shares issuable upon exercise of the Warrants.  In either case, the Corporation will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of the Registration Statement or such new registration statement until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement.  The provisions of this Section 6.2 may not be modified, amended or deleted without the prior written consent of the Corporation and the majority of the holders of the Warrants then outstanding.

6.3           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a

Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

7.             Concerning the Warrant Agent and Other Matters.

7.1           Payment of Taxes.  The Corporation will from time to time promptly pay all taxes and charges, including transfer taxes, that may be imposed upon the Corporation or the Warrant Agent in respect of the issuance or delivery of shares of Class A Common Stock upon the exercise of Warrants, but the Corporation shall not be obligated to pay any other transfer taxes in respect of the Warrants or such shares or any transfer taxes which may apply as a result of the issuance or delivery of shares of Class A Common Stock upon the exercise of Warrants to a person other than the registered holder of such Warrants; provided, however, that the Corporation and the Warrant Agent shall not be required to deliver such Warrants unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or is not payable.

7.2           Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1        Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Corporation.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Corporation shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Corporation shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Corporation), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent.  Any successor Warrant Agent, whether appointed by the Corporation or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Corporation, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Corporation shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2        Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Corporation shall give written notice thereof to the predecessor Warrant Agent and the transfer agent for the Class A Common Stock not later than the effective date of any such appointment.

7.2.3        Merger or Consolidation of Warrant Agent.  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act.

7.3           Fees and Expenses of Warrant Agent.

7.3.1        Remuneration.  The Corporation agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder as set forth on Exhibit B hereto and will reimburse the Warrant Agent for all reasonable expenses and charges paid or incurred by it in the amendment, modification, waiver, exercise, performance and administration of its rights and duties hereunder including, but not limited to, all legal counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

7.3.2        Further Assurances.  The Corporation agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.4           Liability of Warrant Agent.

7.4.1        Reliance on Corporation Statement.  Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman, the President, the Vice Chairman, any Senior Vice President, any Vice President, the Secretary or the Treasurer of the Corporation and delivered to the Warrant Agent.  The Warrant Agent shall not be liable or responsible for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Warrant Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer.

7.4.2        Indemnity.  The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).  The Corporation agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including, but not limited to, judgments, costs and reasonable fees of one counsel, for action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and execution of this Warrant Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

7.4.3        Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Class A Common Stock will when issued be valid and fully paid and nonassessable.

7.5           Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the express terms and conditions (and no implied terms) herein set forth and among other things, shall account promptly to the Corporation with respect to Warrants exercised and concurrently account for, and pay to the Corporation, all moneys received by the Warrant Agent for the purchase of shares of the Corporation’s Class A Common Stock through the exercise of Warrants.

7.6           General. The Warrant Agent undertakes to perform the duties and obligations expressly imposed by this Warrant Agreement upon the following terms and conditions, all of which the Corporation and the holders of Warrants, by their acceptance thereof, shall be bound.

7.6.1        The Warrant Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel to the Corporation or chosen by the Warrant Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of information therein contained) which is reasonably believed by the Warrant Agent to be genuine and to be signed or presented by the proper person or persons.

7.6.2        The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Warrant Agreement, the Warrant Agent shall not be subject to, nor be required to comply with or determine if any person or entity has complied with, the Registration Statement or the provisions of any other agreement between or among the Corporation, the holders of Warrants or Shares or any other person or entity beyond the specific terms hereof, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Warrant Agreement.

7.6.3        The statements contained herein and in the Warrant Certificates shall be deemed to be statements of the Corporation only, and the Warrant Agent assumes no liability or responsibility for their correctness or to verify the same.

7.6.4        The Warrant Agent shall be under no responsibility or liability to institute, appear in or defend any action, suit or other proceeding of any kind, or to take any other action likely to involve expense, unless and until the Corporation or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any out of pocket costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

7.6.5        The Warrant Agent, and any member, stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or any affiliate thereof or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Corporation or for any other legal entity.

7.6.6        The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrant Certificates.

7.6.7        The Warrant Agent shall act hereunder solely as agent for the Corporation, and its duties shall be determined solely by the provisions hereof. In no event will the Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action.  Any liability of the Warrant Agent under this Warrant Agreement shall be limited to the amount of annual fees paid by the Corporation to the Warrant Agent.

7.6.8        The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Shares or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be responsible or liable with respect to the validity or value or the kind or amount of any Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

7.6.9        Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent shall have no liability or responsibility to any person as a result of its inability to perform any of its obligations under this Warrant Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

7.6.10      In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request of other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent may, in its sole and absolute discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Corporation or any holder or other person or entity for refraining from taking such action, provided that the Warrant Agent provides prior written notice to the Corporation of such ambiguity or uncertainty and its intention to refrain from taking such action. unless the Warrant Agent receives written instructions signed by the Corporation which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

7.6.11      The Corporation agrees to provide to the Warrant Agent such number of Warrant Certificates executed on behalf of the Corporation in proper form for issuance as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.6.12      The Warrant Agent shall have no duty or obligation to investigate or confirm whether any determination under this Warrant Agreement is correct or accurate.

7.6.13      At any time the Warrant Agent may request in writing an instruction in writing from the Corporation. and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Warrant Agent shall not be liable or responsible for acting without the Corporation’s consent in accordance with such a proposal on or after the date specified therein: provided, that the specified date shall be at least five (5) business days after the Corporation receives the Warrant Agent’s request for instructions and its proposed course of action; and provided, further, that, prior to so acting, the Warrant Agent has not received from the Corporation the written instructions so requested.

7.6.14      The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Corporation), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice of such counsel.

7.6.15      The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Corporation only.

7.6.16

The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact; provided, that this provision shall not permit the Warrant Agent to assign all or substantially all of its primary record-keeping responsibilities hereunder to any third party provider without the Corporation’s prior written consent.

7.6.17	The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agreement.

The rights and obligations contained in this Section 7.6 shall survive the termination of this Warrant Agreement and the resignation, removal or replacement of the Warrant Agent.

8.             Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Corporation, shall include any Person beneficially owning or holding, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests of the Corporation or any Subsidiary or any corporation of which the Corporation and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, ten percent (10%) or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Corporation.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder.  The costs of conducting any Appraisal Procedure shall be borne by the Corporation.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person

“Common Stock” means the common stock of the Corporation, which as of the date hereof consists of the Class A Common Stock and the Class B Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $6.35, as the same may be adjusted pursuant to Section 4.

“Expiration Time” has the meaning set forth in Section 3.2.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  If the Warrantholder objects in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder’s objection.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of such Common Stock on the New York Stock Exchange on such day.  If such Common Stock is not traded on the New York Stock Exchange on any date of determination, the Market Price of such Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which such Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which such Common Stock is so listed or quoted, or if such Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for such Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of such Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder.  For the purposes of determining the Market Price of such Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to December 28, 2008 to the extent the aggregate dividend paid on all Common Stock in any quarter exceeds the greater of (i) the aggregate dividend that would be paid on all Common Stock in that quarter at a rate of $0.06 per share or (ii) (x) 80% of accumulated earnings since December 29, 2008 (determined in accordance with generally accepted accounting principles in effect from time to time) less (y) the amount of aggregate dividends on Common Stock and on all preferred stock of the Corporation that is classified as equity under such generally accepted accounting principles paid since December 29, 2008, provided, however, that if in any year the amount of the Corporation’s capital expenditures exceeds the amount of the Corporation’s depreciation, then the calculation for such year of accumulated earnings shall be determined by deducting the amount of such capital expenditures rather than the amount of depreciation.

“Per Share Fair Market Value” has the meaning set forth in Section 4.3.

“Permitted Transactions” has the meaning set forth in Section 4.2.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Class A Common Stock by the Corporation or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Class A Common Stock, in the case of both (i) or (ii), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” has the meaning set forth in Section 3.

“Warrantholder” has the meaning set forth in Section 3.

9.             Miscellaneous Provisions.

9.1                                 Successors.  All the covenants and provisions of this Warrant Agreement by or for the benefit of the Corporation or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2                                 Notices.  Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Corporation shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Corporation with the Warrant Agent), as follows:

The New York Times Company

620 Eighth Avenue
New York, New York 10018

Telecopy No.:  (212) 556-4634

Confirmation No.:  (212) 556-1234
Attention:  General Counsel

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Corporation to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Corporation), as follows:

Mellon Investor Services LLC

BNY Mellon Shareowner Services

Newport Office Center VII

480 Washington Blvd.

Jersey City, NJ 07310

Attention: Relationship Manager

With a copy to:

Mellon Investor Services LLC

BNY Mellon Shareowner Services

Newport Office Center VII

480 Washington Blvd.

Jersey City, NJ 07310

Attention: Legal Department

9.3                                 Applicable Law.  This Warrant Agreement and the Warrants will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Any dispute arising out of this Warrant Agreement or the Warrants or the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York.

9.4                                 Persons Having Rights under this Warrant Agreement.  Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.5                                 Examination of the Warrant Agreement.  A copy of this Warrant Agreement shall be available with reasonable prior written notice during normal business hours at its office for inspection by the registered holder of any Warrant.  The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6                                 Counterparts.  This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7                                 Effect of Headings.  The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9.8                                 Amendments.  This Warrant Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders.  All other modifications or amendments, including any amendment that (i) changes the Warrants so as to reduce the number of shares purchasable upon exercise of the Warrants or so as to increase the exercise price, (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the holders in any material respect, or (iv) reduces the number of unexercised Warrants the consent of the holders of which is required for amendment of this Warrant Agreement or the Warrants, shall require the written consent of the majority of the holders of the Warrants then outstanding hereunder.  A certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section and does not change the Warrant Agent’s rights, duties, liabilities or obligations hereunder, shall be delivered to the Warrant Agent.

9.9                                 Severability.  This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable; provided, however, that if such invalid or unenforceable term or provision shall affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately.

9.10                           Force Majeure.  In no event shall the Warrant Agent be liable or responsible for any failure or delay in the performance of its obligations under this Warrant Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software or hardware) services.

(Remainder of page intentionally left blank.  Signature pages to follow.)

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest	THE NEW YORK TIMES COMPANY

By:
Name:
Title:

Attest	MELLON INVESTOR SERVICES LLC

By:
Name:
Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

NUMBER	WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED ON OR PRIOR TO 5:00 p.m.
NEW YORK CITY TIME, ON JANUARY 15, 2015

THE NEW YORK TIMES COMPANY

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received

is the Registered Holder of such number of Warrants set forth above (the “Warrants”), each such Warrant entitles the holder hereof to acquire from The New York Times Company, a New York Corporation (the “Corporation”), one fully paid and nonassessable share of the Corporation’s Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”) at a purchase price of $6.35 per share, as such price may be adjusted (the “Exercise Price”), upon surrender of this Warrant Certificate and duly executed Notice of Exercise, a form of which is attached hereto, and payment of the Exercise Price at the office or agency of the Warrant Agent, Mellon Investor Services LLC (such payment to be made to the Warrant Agent, in lawful money of the United States, by certified check, cashier’s check or bank draft payable to the order of the Corporation, drawn upon a United States bank, or postal, telegraphic or express money order payable to the order of the Corporation (or as otherwise agreed to by the Corporation), subject to the conditions set forth herein and in the Warrant Agreement.  This Warrant is exercisable, in whole or in part, at any time or from time to time after execution and delivery of this Warrant by the Corporation on the date hereof, and when countersigned by the Warrant Agent, but in no event later than 5:00 p.m., New York City time, January 15, 2015 (the “Expiration Time”).

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Class A Common Stock issuable upon the exercise of each Warrant may, subject to certain conditions, be adjusted.  The term Exercise Price as used in this Warrant Certificate refers to the price per share at which shares of Class A Common Stock may be purchased at the time the Warrant is exercised.

Notwithstanding the foregoing, and subject to Section 6.2 of the Warrant Agreement, the Corporation shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (i) a registration statement under the Securities Act with respect to the Class A Common Stock issuable upon exercise is effective, or (ii) in the opinion of counsel to the Corporation, the issuance of the shares of Class A Common Stock upon the exercise of the Warrants is exempt from the registration requirements of the Securities Act.

No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Registered Holder would otherwise be entitled, the Registered Holder shall be entitled to receive a cash payment equal to the Market Price of the Class A Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

Upon any exercise of this Warrant for less than the total number of full shares of Class A Common Stock provided for herein, there shall be issued to the Registered Holder hereof or his assignee a new Warrant Certificate covering the number of shares of Class A Common Stock for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Corporation and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Corporation or the Warrant Agent), for the purpose of any exercise hereof, and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Corporation.

This Warrant Certificate has been executed by the Corporation as a deed poll with the intent that the obligations undertaken by the Corporation to the Registered Holder pursuant to this Warrant Certificate shall have effect as covenants by the Corporation inuring for the benefit of such Registered Holder.

The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of                , 2009, by and between the Corporation and the Warrant Agent (the “Warrant Agreement”).  Copies of such agreement may be obtained by the holder hereof at the office of the Warrant Agent designated for such purpose without charge.  Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Warrant has been duly executed by the parties hereto as of the day and year first above written.

FOR THE CORPORATION:

THE NEW YORK TIMES COMPANY

By:
Name:
Title:

By:
Name:
Title:

FOR THE WARRANT AGENT:

MELLON INVESTOR SERVICES LLC

By:
Name:
Title:

FORM OF NOTICE OF EXERCISE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                                                Warrants represented by this Warrant Certificate, and to purchase the shares of Class A Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares of Class A Common Stock shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                                                      hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                                                       of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                              Attorney to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises.

Dated:
(SIGNATURE)

The signature to the assignment of the subscription form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.